Exhibit 99.1

NEWS RELEASE

For more information contact:

FEI Company

Fletcher Chamberlin

Treasurer & Communications Director

(503) 726-7710

fletcher.chamberlin@fei.com

FEI Reports First Quarter Sales of $141.8 Million and E.P.S. of $0.17

Gross Margins Increase Sequentially and Year-over-Year

HILLSBORO, Ore., May 5, 2009 — FEI Company (NASDAQ: FEIC) reported improved gross margins on modestly lower revenue for the first quarter of 2009, compared with both the fourth quarter of 2008 and the comparable quarter a year ago. Earnings per share of $0.17 were above last year’s first-quarter level and above the guidance provided in February. Revenue was near the high end of the guidance range, and bookings exceeded the company’s forecast.

For the quarter ended April 5, 2009, net sales of $141.8 million were down 7% compared to the fourth quarter of 2008 and down 6% compared to the first quarter of 2008. Gross bookings were $139.1 million before $8.5 million of currency revaluation of the backlog, resulting in net bookings of $130.6 million, compared with $153.8 million in the fourth quarter of 2008 and $150.5 million for the first quarter of 2008. The backlog at the end of the quarter was $319.3 million, approximately 90% of which is expected to ship in the next 12 months.

Gross margin in the latest quarter was 41.4%, the highest level in the last six quarters. Operating income was $8.1 million, compared with $11.2 million in the fourth quarter of 2008 and $8.8 million in last year’s first quarter. Restructuring expenses in the latest quarter reduced operating income by $1.0 million or $0.02 per diluted share. Net income for the first quarter of 2009 was $6.3 million, compared with $7.3 million in the fourth quarter of 2008 and $5.0 million in last year’s first quarter. Diluted earnings per share in the latest quarter were $0.17, compared with $0.20 in the fourth quarter of 2008 and $0.14 in the first quarter of 2008.

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Results for the first quarter of 2008 have been restated for the effect of the required adoption of FSP No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Conversion).” The restatement reduced reported net income and diluted earnings per share for last year’s first quarter by $3.1 million and $0.06 per share. The restatement is related to the company’s zero percent convertible notes that were paid off in June 2008.

During the quarter the company substantially improved its balance sheet and liquidity. Total cash and investments increased by $53.6 million in the quarter to $372.9 million, and net cash decreased by $2.2 million. The company borrowed $70.8 million against its portfolio of auction rate securities and redeemed $15 million of its 2.875% convertible notes. Net cash provided by operating activities was positive $1.2 million for the quarter.

“We had a solid quarter in a difficult environment, with a good flow of orders and strong operational performance,” said Don Kania, president and CEO of FEI. “Gross margins improved significantly despite modestly lower revenues, driven by an improved product mix, a stronger dollar and our operating improvements. Operating expenses remained under tight control while we continued our investment in new products. Life Sciences, Electronics and Service bookings increased compared to the fourth quarter. Research & Industry bookings declined from the record levels of the fourth quarter, but they were up compared to the first quarter a year ago.

“For the second quarter, we are expecting similar overall levels of demand and operating results,” continued Kania, “In the second half, we see the potential for stronger Research and Life Sciences bookings, driven by economic stimulus programs around the world, in addition to continued penetration into the Life Sciences equipment market.”

Bookings and revenue comparisons for the company’s market segments and other data are included in the supplementary information attached to this release, along with detailed statements of operations and balance sheets. Additional supplementary information realigning the geographic breakdown of revenue for the previous eight quarters is also included.

Guidance for Q2 2009

Assuming a euro/dollar exchange rate of $1.35, FEI expects net sales in the second quarter of 2009 to be in the range of $136 million to $142 million. Bookings are expected to be at least $135 million. GAAP earnings per share are expected to be in the range of $0.10 to $0.14, including estimated restructuring charges of $800,000. In comparison to the first quarter results, second quarter earnings are expected to be affected by a higher tax rate and higher non-operating expense, due in part to lower interest income.

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Investor Conference Call — 2:00 p.m. PDT Tuesday, May 5, 2009

Parties interested in listening to FEI’s quarterly conference call may do so by dialing 1-800-366-7640 (domestic, toll-free) or

1-303-262-2005 (international) and asking for the FEI First Quarter Earnings call. The call can also be accessed via the web by going to FEI’s Investor Relations page at www.fei.com, where the webcast will also be archived. A telephone replay of the call will also be accessible for one month by dialing 1-800-405-2236 (US) or 1-303-590-3000 (international) and entering the access code 11130592#.

About FEI

FEI (Nasdaq: FEIC) is the world leader in pioneering technologies and applications that deliver imaging solutions for 3D characterization, analysis and modification/prototyping, with resolutions down to the sub-Ångström level. With a 60-year history of technological innovation and leadership, FEI has set the performance standard across TEM, SEM and DualBeam categories with its Titan™, Magellan™ and Helios™ product families. FEI’s customers, working in advanced research and manufacturing, are supported by field-experienced applications specialists. They have open access to FEI’s prestigious global user network so they can succeed in accelerating nanoscale discovery. FEI’s NanoPorts in North America, Europe and Asia provide centers of technical excellence where its world-class community of customers and specialists collaborate. FEI has sales and service operations in more than 50 countries around the world. More information can be found at: www.fei.com.

Safe Harbor Statement

This news release contains forward-looking statements that include our guidance for the second quarter of 2009 and the outlook for the second half of 2009; the expected shipment of our backlog; expectations about operating expenses; expectations for future bookings and backlog; the impact of foreign exchange rates on our results; expectations about foreign currency rates; government spending (including economic stimulus spending) and market demand for life sciences and nanotechnology generally; expected tax rates and interest income; and global macro-economic trends. Factors that could affect these forward-looking statements include, but are not limited to, the ongoing global and financial market economic crisis; the timing, size, execution and ultimate success of government stimulus programs; the strength and potential weakness of the Research & Industry, Electronics and Life Sciences market segments; cyclical changes in the data storage and semiconductor industries, which are the major components of the Electronics market; fluctuations in foreign exchange, interest and tax rates; changes in tax rate and laws and accounting rules regarding taxes; the ongoing determination of the effectiveness of foreign exchange hedge transactions; valuation of the auction rate securities we hold and classification of them on the balance sheet; reduced profitability due to failure to achieve or sustain margin improvement in service or product manufacturing; the relative mix of higher-margin and lower-margin products; failure to achieve expected benefits of restructuring plans; changes in restructuring plans; risks associated with shipping a high percentage of the company’s quarterly revenue in the last month of the quarter; difficulty in obtaining parts from suppliers; inability to achieve cost reductions in manufacturing or other areas; lower than expected customer orders; cancellation of customer orders; customer requests to defer planned shipments; failure of customers to adopt new technologies; increased competition and new product offerings from competitors; lower average sales prices and reduced margins on some product sales due to increased competition; failure of the company’s products and technology to find acceptance with customers; delays in shipping products for technical performance, component supply or other reasons; potential additional restructurings and reorganizations not presently anticipated; reduced sales due to geopolitical risks; changes in trade policies and tariff regulations; changes in the regulatory environment in the nations where we do business; bankruptcy or insolvency of customers or suppliers; inability to overcome technological barriers; additional selling, general and administrative or research and development expenses; additional costs related to future merger and acquisition activity; and failure of the company to achieve anticipated benefits of acquisitions and collaborations, including failure to achieve financial goals and integrate future acquisitions successfully. Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.

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FEI Company and Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

		As Adjusted (1)
	April 5, 2009	December 31, 2008	March 30, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$209,172	$146,521	$215,343
Short-term investments in marketable securities	16,988	32,901	48,746
Short-term restricted cash	9,626	10,994	22,679
Receivables	153,855	139,733	184,109
Inventories	141,394	141,609	156,036
Deferred tax assets	3,148	2,884	5,242
Other current assets	35,346	32,926	38,842

Total current assets	$569,529	507,568	670,997
Non-current investments in marketable securities	97,880	94,098	127,597
Long-term restricted cash	39,271	34,833	22,463
Non-current inventories	40,893	41,072	43,616
Property plant and equipment, net	74,975	76,991	74,945
Goodwill	40,943	40,964	40,838
Deferred tax assets	1,998	2,188	3,314
Other assets, net	29,254	34,458	20,181

TOTAL	$894,743	$832,172	$1,003,951

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$38,669	$34,964	$41,060
Accrued liabilities	34,408	35,540	37,816
Deferred revenue	55,327	44,135	61,558
Income taxes payable	4,376	3,040	4,973
Accrued restructuring, reorganization and relocation	111	240	517
Short-term line of credit	70,800	—	—
Current portion of convertible debt	—	—	146,721
Other current liabilities	39,374	33,732	32,538

Total current liabilities	$243,065	$151,651	325,183
Convertible debt	100,000	115,000	115,000
Other liabilities	30,779	46,432	48,525
SHAREHOLDERS’ EQUITY:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—	—
Common stock - 70,000 shares authorized; 37,349, 37,286, and 36,464, shares issued and outstanding at April 5, 2009, December 31, 2008, and March 30, 2008	472,762	469,893	449,354
Retained earnings (defecit)	5,171	(1,168)	(14,123)
Accumulated other comprehensive income	42,966	50,364	80,012

Total shareholders’ equity	520,899	519,089	515,243

TOTAL	$894,743	$832,172	$1,003,951

(1)	Restated for the effects of the adoption of FSP No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

FEI Company and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended
	April 5, 2009	December 31, 2008	As Adjusted (1) March 30, 2008
NET SALES:
Products	$108,562	$117,903	$117,214
Service and components	33,271	33,823	34,432

Total net sales	141,833	151,726	151,646

COST OF SALES:
Products	59,887	67,791	66,983
Service and components	23,254	23,941	25,438

Total cost of sales	83,141	91,732	92,421

Gross profit	58,692	59,994	59,225

OPERATING EXPENSES:
Research and development	16,780	16,907	17,807
Selling, general and administrative	32,826	31,097	32,612
Restructuring, reorganization and relocation	962	820	—

Total operating expenses	50,568	48,824	50,419

OPERATING INCOME	8,124	11,170	8,806

OTHER INCOME (EXPENSE):
Interest income	1,133	2,535	4,999
Interest expense	(1,912)	(1,736)	(5,352)
Other, net	459	(1,818)	(867)

Total other income (expense), net	(320)	(1,019)	(1,220)

INCOME BEFORE TAXES	7,804	10,151	7,586
INCOME TAX EXPENSE	1,466	2,802	2,553

NET INCOME	$6,338	$7,349	$5,033

BASIC NET INCOME PER SHARE DATA:	$0.17	$0.20	$0.14

DILUTED NET INCOME PER SHARE DATA:	$0.17	$0.20	$0.14

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	37,322	37,183	36,435

Diluted	37,616	37,446	36,841

(1)	Restated for the effects of the adoption of FSP No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

FEI Company and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Thirteen Weeks Ended (1)
	April 5, 2009	December 31, 2008	As Adjusted (2) March 30, 2008
NET SALES:
Products	76.5%	77.7%	77.3%
Service and components	23.5%	22.3%	22.7%

Total net sales	100.0%	100.0%	100.0%

COST OF SALES:
Products	42.2%	44.7%	44.2%
Service and components	16.4%	15.8%	16.8%

Total cost of sales	58.6%	60.5%	60.9%

Gross profit	41.4%	39.5%	39.1%

OPERATING EXPENSES:
Research and development	11.8%	11.1%	11.7%
Selling, general and administrative	23.1%	20.5%	21.5%
Restructuring, reorganization and relocation	0.7%	0.5%	0.0%

Total operating expenses	35.7%	32.2%	33.2%

OPERATING INCOME	5.7%	7.4%	5.8%

OTHER INCOME (EXPENSE):
Interest income	0.8%	1.7%	3.3%
Interest expense	-1.3%	-1.1%	-3.5%
Other, net	0.3%	-1.2%	-0.6%

Total other income (expense), net	-0.2%	-0.7%	-0.8%

INCOME BEFORE TAXES	5.5%	6.7%	5.0%

INCOME TAX EXPENSE	1.0%	1.8%	1.7%

NET INCOME	4.5%	4.8%	3.3%

(1)	Percentages may not add due to rounding.

(2)	Restated for the effects of the adoption of FSP No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

FEI COMPANY

Supplemental Data Table 1

($ in millions, except per share amounts)

(Unaudited)

	Q1 Ended 5-Apr-2009	Q4 Ended 31-Dec-2008	Q1 Ended 30-Mar-2008
Income Statement Highlights
Consolidated sales	$141.8	$151.7	$151.6
Gross margin	41.4%	39.5%	39.1%
R&D spending	$16.8	$16.9	$17.8
R&D (% of sales)	11.8%	11.1%	11.7%
SG&A	$32.8	$31.1	$32.6
SG&A (% of sales)	23.1%	20.5%	21.5%
Stock compensation expense - COGS	$0.4	$0.3	$0.3
Stock compensation expense - R&D	$0.3	$0.3	$0.2
Stock compensation expense - SG&A	$2.2	$1.8	$1.5
Net income	$6.3	$7.3	$5.0
Diluted earnings per share	$0.17	$0.20	$0.14
Interest income add back included in the calculation of diluted EPS	$0.0	$0.0	$0.0
Sales by Market Segment
Electronics	$29.3	$32.4	$46.5
Research & Industry	$58.3	$67.3	$61.1
Life Sciences	$20.9	$18.2	$9.6
Service and Components	$33.3	$33.8	$34.4
Sales by Geography
USA & Canada	$55.5	$54.8	$54.2
Europe	$48.9	$56.9	$39.8
Asia-Pacific and Rest of World	$37.4	$40.0	$57.6
Bookings
Total	$130.6	$153.8	$150.5
Book-to-bill ratio	0.92	1.01	0.99
Backlog - total	$319.3	$330.5	$309.6
Backlog - Service and Components	$62.5	$57.0	$65.1
Bookings by Market Segment
Electronics	$33.2	$22.2	$50.0
Research & Industry	$39.4	$82.2	$39.2
Life Sciences	$19.2	$17.3	$16.5
Service and Components	$38.8	$32.1	$44.8
Balance Sheet Highlights
Cash, equivalents, investments, restricted cash	$372.9	$319.3	$436.8
Operating cash generated (used)	$1.2	$25.1	($2.1)
Accounts receivable	$153.9	$139.7	$184.1
Days sales outstanding (DSO)	99	84	111
Inventory turnover	2.4	2.5	2.5
Inventories	$141.4	$141.6	$156.0
Property, plant and equipment	$75.0	$77.0	$74.9
Fixed asset investment (during quarter)	$3.0	$3.5	$5.3
Depreciation expense	$4.0	$3.9	$4.1
Current liabilities	$243.1	$151.7	$325.2
Working capital	$326.5	$355.9	$345.8
Shareholders’ equity	$520.9	$519.1	$515.2
Headcount (permanent and temporary)	1,788	1,803	1,857

FEI COMPANY

Supplemental Data Table 2

($ in millions, except per share amounts)

(Unaudited)

	Q1 Ended 5-Apr-2009	Q4 Ended 31-Dec-2008	Q3 Ended 28-Sep-2008	Q2 Ended 29-Jun-2008	Q1 Ended 30-Mar-2008	Q4 Ended 31-Dec-2007	Q3 Ended 30-Sep-2007	Q2 Ended 1-Jul-2007	Q1 Ended 1-Apr-2007
Revised Geographic Revenue Distribution
USA & Canada	$55.5	$54.8	$52.3	$54.3	$54.2	$63.0	$46.5	$59.1	$63.1
Europe	$48.9	$56.9	$48.8	$56.1	$39.8	$54.1	$54.4	$37.3	$32.8
Asia-Pacific and Rest of World	$37.4	$40.0	$40.7	$43.6	$57.6	$33.1	$44.9	$52.2	$52.1